Exhibit 23.5

Consent of Independent Auditors

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-187541) of our report dated May 13, 2013 relating to the statement of revenues and certain operating expenses of West Coast Office Park (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose and basis of presentation of the statement), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

May 13, 2013